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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


        We consent to the incorporation by reference in this registration statement on Amendment No. 1 Form S-2 of Sunrise Technologies International, Inc. of our report dated March 6, 1998, on our audits of the financial statements and financial statement schedule of Sunrise Technologies International, Inc. as of December 31, 1997 and for the year then ended which report is incorporated by reference in the annual report on Form 10-K. We also consent to the reference to our firm under the caption "Experts."


                                          PricewaterhouseCoopers LLP

San Jose, CA
December 17, 1998